EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements and schedule of ISCO International, Inc. (formerly Illinois Superconductor Corporation) incorporated by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-53338) and related Prospectus of ISCO International, Inc. for the registration of 40,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
January 8, 2002